Exhibit 10.6

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[***]”) in this exhibit.***

Confidential

MATERIAL TRANSFER AND EVALUATION AGREEMENT

This Material Transfer and Evaluation Agreement (the “Agreement”) is entered into as of December 20, 2022 (“Effective Date”) between:

Pfizer Inc., a Delaware corporation (“Pfizer”); and

Odyssey Therapeutics, Inc., a company organized and existing under the laws of Delaware with offices at 51 Sleeper Street, Boston, MA 02210 (“Company” or “Odyssey”).

Pfizer and Company are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Company seeks to transfer certain materials to Pfizer for Pfizer’s use of such materials under this Agreement;

WHEREAS, Pfizer seeks to transfer certain materials to Company for Company’s use of such materials under this Agreement; and

WHEREAS, subject to the terms of this Agreement, the Parties desire to perform certain research involving the transferred materials for purposes of an evaluation of such materials.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

“Affiliates” means with respect to a Party, the legal entities that (directly or indirectly) control, are controlled by, or are under common control with such Party. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than 50% of the voting securities or other voting ownership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity.

“Company Materials” means the [***] provided by Company to Pfizer and identified in Exhibit A.

“Go/No Go Decision” shall mean each decision point more specifically described in the Research, whereby Pfizer shall communicate its decision in writing to Company whether or not to proceed to the next milestone in accordance with Section 3.2.

“Materials” means, as the context requires, the Pfizer Materials, the Company Materials, or both.

“Pfizer Materials” means [***] provided by Pfizer to Company and identified in Exhibit A.

“Research” means the studies and activities described in Exhibit A.

Confidential

2.	Provision of Materials and Research.

2.1

Company to Pfizer. Company is willing to and will provide to Pfizer the Company Materials set forth in Exhibit A, up to the amounts set forth in Exhibit A, or a greater amount if mutually agreed, as well as certain Confidential Information (defined below) related to the Company Materials, solely for Pfizer to perform the Research under the terms and conditions set forth in this Agreement. Company will use reasonable efforts to provide such Company Materials and information to Pfizer at the appropriate time based on the Work Plan Timeline set forth in the Research. Company retains the right to distribute similar Company Materials to others and to use such Company Materials for its own purposes.

2.2

Pfizer to Company. Pfizer is willing to and will provide to Company the Pfizer Materials set forth in Exhibit A, up to the amounts set forth in Exhibit A, or a greater amount if mutually agreed, as well as certain Confidential Information (defined below) related to the Pfizer Materials, solely for Company to perform the Research under the terms and conditions set forth in this Agreement. Pfizer retains the right to distribute similar Pfizer Materials to others and to use such Pfizer Materials for its own purposes.

2.3

Use; Limitations. Each of Pfizer and Company (i) will use the other Party’s Materials solely for performing the Research during the Term, (ii) will not transfer the other Party’s Materials to any third party other than its Affiliates or service providers working on its behalf without the express prior written consent of the other Party, and (iii) will not use the other Party’s Materials in humans under any circumstances. Each of Pfizer and Company will not evaluate or reverse engineer the other Party’s Materials for any purpose, including to identify structures or properties, except and only to the extent such evaluation is described in the Research.

2.4

Compliance with Agreement and Laws. Each Party will perform its obligations under this Agreement in compliance with this Agreement, including its Exhibits, and in compliance with all applicable laws, rules, regulations, orders, judgments and ordinances of any governmental, administrative or judicial authority.

2.5

Care in Use. Each of Pfizer and Company acknowledges that the other Party’s Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of such Materials.

3	Payments.

3.1

Technology Access Fee. Pfizer shall pay a one-time, non-refundable technology access fee in the amount of $1,000,000 (one million dollars) to Company, in consideration for Company making the [***] (described in the Research) available to Pfizer for the purposes of performing the Research and initiating [***] (“Technology Access Fee”).

3.2	Milestone payments.

3.2.1	[***].

Confidential

3.2.2	[***]

3.2.3	[***]

3.3

Invoice and Payment Procedure. Fees will be payable within [***] of Pfizer’s receipt of an invoice from Company, including an appropriate Pfizer Purchase Order (PO) number, description of studies completed, amount owed and name and address payment is to be sent to. All invoices will be delivered to Pfizer by email [***].

3.4

Taxes. The Parties agree that in the event any payments become subject to withholding taxes under the laws of any jurisdiction, such withholding taxes will be an expense of, and borne solely by, Company. In that case, Pfizer will (i) deduct and withhold the amount of such taxes for the account of Company, to the extent required by law, (ii) reduce the amounts payable to Institution hereunder by the amount of taxes deducted and withheld, (iii) pay the amounts of such taxes to the proper governmental authority in a timely manner, (iv) promptly transmit to Company an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant governmental authority of all amounts deducted and withheld sufficient to enable Company to claim such payment of taxes, and (v) provide Company with reasonable assistance to enable Company to recover such taxes as permitted by law.

4	Intellectual Property, Inventions and Licenses.

4.1	Licenses.

4.1.1

Subject to the terms and conditions of this Agreement Company hereby grants to Pfizer a non-exclusive, worldwide, royalty-free, fully paid up license, with the right to sublicense to Pfizer’s Affiliates and service providers pursuant to Section 2.2, under any intellectual property owned or controlled by Company, solely to use the Company Materials and Confidential Information of Company in performing the Research, during the Term. Company and Pfizer hereby agree that by executing this Agreement Company is not granting Pfizer any rights, title or interest in the Company Materials, or any license thereto except as solely and expressly set forth in this Section 4.1.

4.1.2

Subject to the terms and conditions of this Agreement, Pfizer hereby grants to Company a non-exclusive, worldwide, royalty-free, fully paid up license, with the right to sublicense to Company’s Affiliates and service providers pursuant to Section 2.2, under any intellectual property owned or controlled by Pfizer, solely to use the

Confidential

Pfizer Materials and Confidential Information of Pfizer in performing the Research during the Term. Company and Pfizer hereby agree that by executing this Agreement Pfizer is not granting Company any rights, title or interest in the Pfizer Materials, or any license thereto except as solely and expressly set forth in this Section 4.1.

4.2

No [***] the Results. Neither a Party nor its Affiliates will use or disclose the Materials provided by the other Party hereunder or data or results generated from the Research to [***]. For avoidance of doubt, however, this Section 4.2 will not prohibit a Party from [***].

4.3

Inventions. All proprietary rights in any inventions or discovery made in the course of the Research (or in the course of any other use of the other Party’s Materials by a Party or its Affiliates) (“Inventions)”, whether patentable or not, including intellectual property rights to said Inventions, will be owned as follows : (a) intellectual property and other proprietary rights to the extent relating to the Company Material will be solely owned by Company (irrespective of inventorship) (“Company Invention”); (b) intellectual property and other proprietary rights to the extent relating to the Pfizer Material will be solely owned by Pfizer (irrespective of inventorship) (“Pfizer Invention”); and (c) intellectual property and other proprietary rights generated by employees of either Party or both Parties in the performance of the Research and not covered by the preceding clause (a) or (b) of this Section 4.3, including any [***] developed jointly by the Parties, will be jointly owned by Parties (irrespective of inventorship) (“Joint Invention”). In furtherance of the foregoing, (a) Pfizer hereby assigns to Company any right, title or interest it may have in any Company Invention, (b) Company hereby assigns to Pfizer any right, title or interest it may have in any Pfizer Invention, and (c) each Party hereby assigns to the other Party a joint ownership right and interest in any Joint Invention made solely by such Party.

4.4

Rights Absent Further Agreement. Unless and until Pfizer and Company enter into a definitive license or other agreement that provides otherwise, and subject to the terms and conditions of this Agreement, (a) both Pfizer and Company will maintain undivided joint ownership rights to Joint Inventions (provided, however, that this clause (a) will not be construed to convey any right or license with respect to any patent right or other proprietary right that is solely owned by either Party, regardless of whether such solely-owned right dominates or is otherwise necessary to practice or exploit a Joint Invention), and (b) as between the Parties, Pfizer will retain sole rights to Pfizer Inventions and Company will retain sole rights to Company Inventions. For clarity, Company gains no rights in Pfizer’s Materials and Pfizer gains no rights in Company’s Materials without further written agreement between the Parties.

4.5

Similar Research. This Agreement does not imply any restriction on either Party to research or commercialize, on its own behalf or under third party collaborations, its own materials, through activities that are partly or fully similar to the activities described in this Agreement. No rights, express or implied, are granted under this Agreement for Company to make use of Pfizer Material, or for Pfizer to make use of Company Material, in connection with such other activities.

Confidential

4.6

No Implied License. Except as expressly set forth herein, nothing in this Agreement grants either Party rights to a license to any patent, copyright, trademark, or other intellectual property rights, or to any materials or other proprietary rights, of the other, whether by implication, estoppel or otherwise.

4.7	Option for License.

4.7.1

Evaluation Period. Pfizer will have six (6) months [***], or such longer period as the Parties may agree in writing, (the “Evaluation Period”) to evaluate the Results, [***] to determine whether it wishes to seek a License with respect to intellectual property and Results, inclusive of the Company Materials.

4.7.2

Option Exercise. At any time during the Evaluation Period, Pfizer may elect, by sending written notice to Company (“License Notice”) to enter into good faith negotiations with Company, for a period of up to [***] (the “Negotiation Period”), for an exclusive, worldwide, fee bearing, sublicensable license, to make, have made, sell and have sold, and use the Materials and the Results (“License”).

5

Results. Not later than [***] after completion of its respective portion of the Research as described in Exhibit A for [***] (“Final Report”), each Party will provide the other Party with a written summary detailing the results of the Research, including any Invention or discovery made therein (collectively the “Results”). Subject to Section 4.4(a) and Section 6, each Party will treat all Results as Confidential Information (as defined in Section 6) of the other Party (irrespective of which Party is the disclosing Party with respect to any such Results); provided, however, that, from and after [***]. Joint Inventions will be subject to the provisions set forth in Section 6 below.

6	Confidential Information.

6.1

The Parties have entered into a Confidential Disclosure Agreement dated [***] to cover certain disclosures between them (“CDA”). As used in this Agreement, the capitalized term “Confidential Information” will have the same meaning as set forth in the CDA, as applied to information disclosed under the CDA, and will also include the Results (subject to Section 5 above) and other information and Materials provided by one Party to the other Party under this Agreement, subject to the provisions set forth in such CDA. All Confidential Information will be subject to the obligations in the CDA; provided, however, that (a) each Party is permitted to use the Confidential Information of the disclosing Party in the conduct of the Research during the Term, and (b) each Party is entitled to use the Results solely for internal research purposes and subject to the terms and conditions of this Agreement; provided further that, [***].

Confidential

6.2	The Parties agree that the CDA is hereby amended as follows:

6.2.1	The definition of “Disclosure Period” shall be replaced in its entirety with the following:

“Disclosure Period” means the period during which either Party may disclose Confidential Information to the other Party. The Disclosure Period shall commence on the Effective Date and shall expire [***] after the expiration or termination of the Material Transfer and Evaluation Agreement between the Parties relating to the subject matter of this Agreement (the “MTA”), unless the Disclosure Period is either extended or terminated earlier in writing by mutual agreement of the Parties, in which case the Disclosure Period shall expire on the date agreed by the Parties in such writing.”

6.2.2	Section 3 of the CDA is hereby amended as follows:

6.2.2.1	The second sentence of Section 3 shall be replaced in its entirety with the following: [***]

6.2.2.2	The third sentence of Section 3 shall be deleted.

7

Publicity. Except as otherwise provided herein or to the extent required by law, each Party agrees not to refer to the terms of this Agreement, or use the names or marks of the other Party, in any advertising or publicity or public promotional activity, without the other Party’s prior written consent.

8

Warranties; Disclaimers. Each Party represents and warrants that it has full authority to execute this Agreement and undertake the obligations herein. Company represents and warrants that it has all rights and permissions necessary to transfer the Company Materials to Pfizer and to grant the limited license hereunder and Pfizer represents and warrants that it has all rights and permissions necessary to transfer the Pfizer Materials to Company and to grant the limited license hereunder. EXCEPT AS SET FORTH IN THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE RESEARCH, RESULTS OR, IN THE CASE OF PFIZER, THE PFIZER MATERIALS, AND IN THE CASE OF COMPANY, THE COMPANY MATERIALS, AND EACH PARTY HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF SUCH PARTY OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF ANY

Confidential

INTELLECTUAL PROPERTY RIGHTS OR CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. IN NO EVENT WILL EITHER PARTY, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, STUDENTS OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, OR FOR ECONOMIC DAMAGES OR LOST PROFITS, REGARDLESS OF WHETHER THE PARTY WAS ADVISED, HAD OTHER REASON TO KNOW OR IN FACT KNEW OF THE POSSIBILITY OF THE FOREGOING.

9

No Further Obligations. Nothing hereunder will obligate either Party to enter into any other agreement with the other Party related to the Company Materials or Pfizer Materials, nor will it prohibit either Party from entering into any such agreement with a third party.

10	Termination.

10.1

Term. This Agreement will terminate on the earlier of: (i) the completion of the Research, or (ii) two and a half year (2.5) after the Effective Date of this Agreement, unless earlier terminated by either Party with [***] written notice to the other Party (the “Term”).

10.2

Effects of Termination. Promptly upon termination of this Agreement, each Party will discontinue its use of any Materials of the other Party. Each Party will return or destroy any unused Materials of the other Party in accordance with written instructions from the other Party. Except as otherwise provided in Section 5, each Party will within 30 days of the expiration of the Term or earlier termination of the Agreement provide the other Party with the Results arising from the Research up to the termination date and not already provided; provided, however, that Company shall not be obligated to provide any further Results to Pfizer following a No Go Decision or the expiration of the Evaluation Period (as applicable).

10.3	Survival. The provisions of Sections 1, 2.3, 4, 5, 6, 7, 8, 9, 10.2, 10.3 and 11 will survive termination or expiration of this Agreement for any reason.

11	Miscellaneous.

11.1

Assignment. Neither this Agreement nor any interest hereunder will be assignable by a Party without the prior written consent of the other Party, except that each Party may assign its rights and obligations under this Agreement (a) by way of sale of itself or the sale of the portion of its business to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors, or (b) to any of its Affiliates, provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such Party will remain liable for all of its rights and obligations under this Agreement.

11.2

Notices. Any notice or notification required to be given under this Agreement will be in writing and delivered to the Parties at the addresses specified below. Such notice will be deemed to have been given (i) when delivered in person, (ii) on the next business day after mailing by overnight courier service, or, where overnight courier service is unavailable, by other expedited delivery provided by a recognized express courier, or (iii) when delivered via e-mail, provided the original is delivered via one of the preceding methods on or prior to the second business day after transmission of the e-mail. Each notice will specify the name and date of and Parties to this Agreement.

Confidential

To Pfizer:

[***]

With a copy (which will not constitute notice) to:

Pfizer Inc.

[***]

To Company:

Odyssey Therapeutics, Inc.

[***]

11.3	Entire Agreement. This Agreement, together with the CDA, constitutes the entire understanding between the Parties with respect to the subject matter of the Agreement and the CDA.

11.4	Waiver. No modification or waiver will be effective unless in writing and signed by all Parties to this Agreement.

11.5

Severability. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions will be unaffected and will remain in full force and effect, to the extent consistent with the intent of the Parties as evidenced by this Agreement as a whole.

11.6	Descriptive Headings. Titles and headings are for convenience only and are not to be used for interpreting this Agreement.

11.7

Contracting Relationship. The Parties hereto are independent contractors and nothing contained in this Agreement will be deemed or construed to create a partnership, agency, distributorship, fiduciary, employment or joint venture relationship between the Parties.

11.8

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same agreement. The Agreement will be deemed to be fully executed when signed by each of the Parties through written signature, PDF, validated digital signature, or other reliable electronic means, and delivered to the other Party.

Confidential

11.9	Governing Law. This Agreement is governed by the laws of the State of New York, excluding its conflicts of laws principles.

[Signatures on following page]

Confidential

IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

Pfizer Inc.		Odyssey Therapeutics, Inc.

By:	/s/ Jeffrey Settleman	By:	/s/ Gary Glick
Name:	Jeffrey Settleman	Name:	Gary Glick
Title:	CSO, Oncology R&D	Title:	CEO